UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2006

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and

Item 3.03. Material Modification to Rights of Security Holders.

On November 2, 2006, CIRCOR International, Inc. (the “Company”) and American Stock Transfer & Trust Company (the “Rights Agent”) entered into an amendment to the Company’s Shareholder Rights Agreement (the “Rights Agreement Amendment”) in order to increase from 15% to 20% the ownership percentage of the Company’s common stock that any “Institutional Investor” (as such term is defined in the Rights Agreement Amendment) may own without becoming an “Acquiring Person” and thereby triggering the Shareholder Rights Agreement. The original Shareholder Rights Agreement is dated as of September 16, 1999 and was previously amended by an Agreement of Substitution and Amendment of Shareholder Rights Agreement dated as of November 1, 2002.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 to Shareholder Rights Agreement which is incorporated herein by reference and a copy of which is appended as Exhibit 4.3 to this current report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.3	Amendment No.2 To Shareholder Rights Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 2, 2006

CIRCOR INTERNATIONAL, INC.

By: /S/ Alan J. Glass

Name: Alan J. Glass

Vice President, General Counsel and Secretary

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